EXHIBIT 3.2.1

                           AMENDED AND RESTATED BYLAWS

                                       OF

                RELIANT ENERGY POWER GENERATION MERGER SUB, INC.

                       (hereinafter called the "Company")



                                    Article I

                                  Capital Stock


     SECTION 1. CERTIFICATES REPRESENTING SHARES. The shares of stock of the Company shall be represented by certificates of stock, signed in the name of the Company (a) by the Chairman of the Board, the President or a Vice President and
(b) by the Treasurer or an Assistant Treasurer, or the Corporate Secretary or an Assistant Corporate Secretary, of the Company, certifying the number of shares of stock in the Company owned by the holder named in the certificate. Any or all of the signatures of such officers on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

     SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the receipt of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 3. TRANSFERS OF STOCK. Stock of the Company shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     SECTION 4. BENEFICIAL OWNERS. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     SECTION 5. DIVIDENDS. Dividends upon the capital stock of the Company, subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the "Restated Certificate of Incorporation"), if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Company. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.


                                   Article II

                                  Stockholders


     SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETINGS. The annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors of the Company (the "Board of Directors") and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, or a majority of the Board of Directors and may not be called by holders of shares of the Company's common stock. Unless otherwise provided by the General Corporation Law of the State of Delaware (the "DGCL"), by the Restated Certificate of Incorporation of the Company or by any provisions established pursuant thereof with respect to the rights of holders of one or more outstanding series of the Company's preferred stock, effective upon and commencing as of the date on which REI (as hereinafter defined) shall first cease to own, either directly or indirectly, at least a majority of the then issued outstanding shares of the Company's common stock (such date hereinafter referred to as the "Trigger Date"), special meetings of the stockholders of the Company may be called at any time only by the Chairman of the Board, if there is one, the President and Chief Executive Officer of the Company, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons. As used in these Bylaws, "REI" shall mean Reliant Energy, Incorporated, a Texas corporation ("Reliant Energy"), any successor to Reliant Energy by means of reorganization, merger, consolidation, conveyance or transfer or any ultimate parent company of Reliant Energy.

     SECTION 4. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

     SECTION 5. RECORD DATE. The Board of Directors may fix a date, not less than ten nor more than 60 days preceding the date of any meeting of the stockholders, as a record date for determination of stockholders entitled to notice of, or to vote at, such meeting. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

     SECTION 6. QUORUM. Except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Article II, Section 9 (Adjournments) of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company or any such other corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     SECTION 7. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Corporate Secretary shall keep the records of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 8. VOTING; PROXIES. Except as otherwise provided by the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Corporate Secretary of the Company. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

     SECTION 9. ADJOURNMENTS. Any meetings of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 10. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Company who is present.

     SECTION 11. STOCK LEDGER. The stock ledger of the Company shall be the only evidence as to which stockholders are entitled (a) to vote in person or by proxy at any meeting of stockholders, or (b) to examine either the stock ledger, the list required by Section 10 (List of Stockholders Entitled to Vote) of this
Article II or the books of the Company.

     SECTION 12. ACTION BY CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise restricted by the Restated Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   Article III

                                    Directors


     SECTION 1. NUMBER AND TENURE. The business and affairs of the Company shall be managed by the Board of Directors. The number of directors constituting the whole Board of Directors shall be fixed by the affirmative vote of a majority of the members at any time constituting the Board of Directors or by the stockholders at the annual meeting or a special meeting. Except as provided in
Section 2 (Vacancies) of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of the stockholders, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time upon notice to the Company. A director need not be a stockholder of the Company or a resident of the State of Delaware.

     SECTION 2. VACANCIES. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a plurality of votes cast at a meeting of stockholders, and each director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director's successor is duly elected and qualified, or until his earlier death, resignation or removal.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board, if any, the President or a majority of directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting. Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least 24 hours before the special meeting.

     SECTION 5. MEETINGS BY CONFERENCE TELEPHONE. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Company, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

     SECTION 6. QUORUM; VOTE REQUIRED FOR ACTION. Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absences by a chairman chosen at the meeting. The Corporate Secretary of the Company shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 8. ACTIONS OF THE BOARD BY CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     SECTION 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

     The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

     SECTION 10. COMPENSATION AND REIMBURSEMENT OF EXPENSES. The directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such reimbursement shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement for attending committee meetings.


                                   Article IV

                                    Officers


     SECTION 1. GENERAL. The officers of the Company shall consist of a President and a Corporate Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint, which may include, without limitation, a Chairman of the Board, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors), a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries. Each officer shall hold office until his successor shall have been duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these Bylaws. The officers of the Company need not be stockholders of the Company nor, except in the case of the Chairman of the Board, if any, need such officers be directors of the Company. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Company. The Board of Directors may remove any officer with or without prejudice to the contractual rights of such officer, if any, with the Company. Election or appointment of an officer or an agent shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 2. POWERS AND DUTIES. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

     SECTION 3. VOTING SECURITIES OWNED BY THE COMPANY. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the Chairman of the Board, if any, the President or any Vice President and any such officer may, in the name of and on behalf of the Company take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.


                                    Article V

                                 Indemnification


     SECTION 1. GENERAL. The Company shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to Article V, Section 2 (Expenses), Expenses (as this and all other capitalized words used in this Article V not previously defined in these Bylaws are defined in Article V, Section 16 (Definitions)), whatsoever arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company or is or was serving in another Corporate Status.

     SECTION 2. EXPENSES. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     SECTION 3. ADVANCES. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article V, following written request to the Company by Indemnitee, the Company shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as provided in these Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

     SECTION 4. REPAYMENT OF ADVANCES OR OTHER EXPENSES. Indemnitee agrees that Indemnitee shall reimburse the Company all expenses paid by the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article V or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Company for such expenses.

     SECTION 5. REQUEST FOR INDEMNIFICATION. To obtain indemnification, Indemnitee shall submit to the Corporate Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by Indemnitee. The Corporate Secretary of the Company shall promptly advise the Board of Directors of such request.

     SECTION 6. DETERMINATION OF ENTITLEMENT; NO CHANGE OF CONTROL. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Company or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

     SECTION 7. DETERMINATION OF ENTITLEMENT; CHANGE OF CONTROL. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Company, submit the name of another Independent Counsel and the Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 7 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Company's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

     SECTION 8. PROCEDURES OF INDEPENDENT COUNSEL. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article V) to be entitled to indemnification upon submission of a request for indemnification in accordance with Article V, Section 5 (Request for Indemnification), and thereafter the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

     Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Company shall be deemed to have acted in a manner not opposed to the best interests of the Company. For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise or on information supplied to him by the officers of the Company or another enterprise in the course of their duties or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section shall mean any other company or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article V.

     SECTION 9. INDEPENDENT COUNSEL EXPENSES. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article V and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

     SECTION 10. ADJUDICATION. In the event that (i) a determination is made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) that Indemnitee is not entitled to indemnification under this Article V; (ii) advancement of Expenses is not timely made pursuant to Article V, Section 3 (Advances); (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within ninety days after being appointed by the Court, (b) within ninety days after objections to his selection have been overruled by the Court or (c) within ninety days after the time for the Company or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control), Section 7 (Determination of Entitlement; Change of Control) or Section 8 (Procedures of Independent Counsel), Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all provisions of this Article V. In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article V, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     SECTION 11. PARTICIPATION BY THE COMPANY. With respect to any such claim, action, suit, proceeding or investigation as to which Indemnitee notifies the Company of the commencement thereof: (a) the Company will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Company to Indemnitee of the Company's election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Article V for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Company,
(ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article V. The Company shall not be entitled to assume the defense of any action, suit, proceeding or investigation brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and (c) the Company shall not be liable to indemnify Indemnitee under this Article V for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.

     SECTION 12. NONEXCLUSIVITY OF RIGHTS. The rights of indemnification and advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Restated Certificate of Incorporation of the Company, these Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article V or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article V nor those of any agreement to which the Company is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article V as having the right to receive indemnification or is not a party to any such agreement, but whom the Company has the power or obligation to indemnify under the provisions of the DGCL.

     SECTION 13. INSURANCE AND SUBROGATION. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnity such person against such expense, liability or loss under applicable law.

     The Company shall not be liable under this Article V to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     SECTION 14. SEVERABILITY. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 15. CERTAIN ACTIONS FOR WHICH INDEMNIFICATION IS NOT PROVIDED. Notwithstanding any other provision of this Article V, no person shall be entitled to indemnification or advancement of Expenses under this Article V with respect to any Proceeding, or any Matter therein, brought or made by such person against the Company.

     SECTION 16. DEFINITIONS. For purposes of this Article V:

     "Change of Control" means a change in control of the Company after both the Trigger Date and the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that notwithstanding the foregoing, the distribution of the shares of the Company's common stock by REI to its shareholders shall not be a Change of Control.

     "Corporate Status" describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company.

     "Court" means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

     "Designated Professional Capacity" shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral opinions to third parties).

     "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

     "Indemnitee" includes any officer (including an officer acting in his Designated Professional Capacity) or director of the Company who is, or is threatened to be made, a witness in or a party to any Proceeding as described in
Article V, Section 1 (General) or Section 2 (Expenses) by reason of his Corporate Status.

     "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

     "Matter" is a claim, a material issue or a substantial request for relief.

     "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Article V, Section 10 (Adjudication) to enforce his rights under this Article V.

     SECTION 17. NOTICES. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Article V, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Article V. Any communication required or permitted to the Company shall be addressed to the Corporate Secretary of the Company and any such communication to Indemnitee shall be addressed to Indemnitee's address as shown on the Company's records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

     SECTION 18. CONTRACTUAL RIGHTS. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Company, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

     SECTION 19. INDEMNIFICATION OF EMPLOYEES, AGENTS AND FIDUCIARIES. The Company, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to a person who is an employee (including an employee acting in his Designated Professional Capacity), agent or fiduciary of the Company including any such person who is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V.

                                   Article VI

                                  Miscellaneous


     SECTION 1. DISBURSEMENTS. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 2. FISCAL YEAR. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

     SECTION 3. CORPORATE SEAL. The Corporate Seal shall have inscribed thereon the name of the Company and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 4. INTERESTED DIRECTORS. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

          (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     SECTION 5. AMENDMENTS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office.